                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

NAME OF SUBSIDIARY                                                 JURISDICTION OF INCORPORATION
------------------                                                 -----------------------------
Maxim Integrated Products UK Limited........................       United Kingdom
Maxim GmbH..................................................       Germany
Maxim SARL..................................................       France
Maxim Japan Co., Ltd. ......................................       Japan
Maxim Integrated Products Korea, Inc. ......................       Korea
Maxim Phil. Assembly Corporation............................       Philippines
Maxim Phil. Operating Corporation...........................       Philippines
Maxim Phil. Holding Corporation.............................       Philippines
Maxim Phil. Land Corporation*...............................       Philippines
Maxim Integrated Products Switzerland AG....................       Switzerland
Maxim Integrated Products (Thailand) Co., Ltd...............       Thailand
Maxim India Integrated Circuit Design Private Limited.......       India
Maxim Nordic ApS............................................       Denmark
Maxim Dallas/Direct, Inc. ..................................       Delaware
Dallas Semiconductor Corporation............................       Delaware
Dallas Semiconductor Corporation (Taiwan)...................       Delaware
Dallas Semiconductor FSC Corporation........................       Barbados
Dallas Semiconductor Limited................................       United Kingdom
Dallas Semiconductor Philippines, Inc. .....................       Philippines
Dallas Semiconductor GmbH...................................       Germany
Dallas Semiconductor Asia Limited...........................       Hong Kong
Chartec Laboratories A/S....................................       Denmark
Chartec Laboratories Holding ApS............................       Denmark

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* This Subsidiary is 40% owned by the Registrant.